Exhibit 32

Certification Pursuant to Title 18, United States Code, Section 1350

          The undersigned Chief Executive Officer and Chief Financial Officer certify that this Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    August 18, 2006                                     By:       /s/ Charles E. Ayers, Jr.
                                                                               Charles E. Ayers, Jr., President and Director
                                                                               (Chief Executive Officer and Chief Financial
                                                                               Officer)